EXHIBIT 99.1

Orion Energy Systems Reports Q3 Revenue of $20.3M;

Reiterates FY’24 Outlook for 30% Revenue Growth

Manitowoc, WI – February 9, 2023 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting and controls, maintenance services and electric vehicle (EV) charging station solutions, today reported results for its fiscal 2023 third quarter ended December 31, 2022 (Q3’23). Orion will hold an investor call today at 10:00 a.m. ET (details below); online pre-registration required to receive the call dial-in information.

Q3 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q3’23	Q3’22	Change	Q2’23	Q1’23	Q4’22
Revenue	$20.3	$30.7	($10.4)	$17.6	$17.9	$22.1
Gross Profit	$4.8	$7.6	($2.9)	$4.4	$3.6	$5.3
Gross Profit %	23.6%	24.9%	(130bps)	25.3%	19.8%	23.8%
Net (Loss) Income (1)	($24.1)	$1.1	($25.2)	($2.3)	($2.8)	($1.2)
EPS (1)	($0.75)	$0.04	($0.79)	($0.08)	($0.09)	($0.04)
Adjusted EBITDA (2)	($1.6)	$2.1	($3.7)	($1.5)	($2.9)	($0.4)
Cash & Equivalents	$8.1	$17.3	($9.2)	$12.5	$9.4	$14.5

(1) Net Loss and EPS reflect $17.8M non-cash tax charge to record a valuation allowance against Deferred Tax Assets and a $1.5M accrual for the earnout associated with the Voltrek acquisition in Q3’23.

(2) See EBITDA and Adjusted EBITDA reconciliation below.

Q3 Financial Highlights

•
Q3’23 revenue of $20.3M, including $2.8M for Voltrek, compared to $30.7M in Q3’22 and $17.6M in Q2’23.
•
Q3’23 gross profit percentage of 23.6% versus 24.9% in Q3’22 and Q2’23 of 25.3%.
•
Net Loss and EPS include $17.8M non-cash tax charge to record a valuation allowance against Deferred Tax Assets
•
Quarter-end working capital of $24.5M, including net inventory of $19.3M.
•
Quarter-end liquidity of approximately $19.4M, comprised of $8.1M of cash and equivalents and $11.3M credit facility availability.

CEO Commentary

“Although we achieved a sequential revenue improvement in Q3, delays in the activation of large Department of Defense and automotive projects have shifted much of that revenue into Q4’23 and FY 2024. Lighting distribution channel sales were lower than anticipated, likely due to the impact of rising interest rates and economic uncertainties on construction activity, that also appear to have impacted Q3’23 revenue in our Energy Service Company (ESCO) channel.

“As anticipated, we have experienced a $50M decrease in business from our largest customer and an online retailer through the first nine months of FY’23. Despite this, year-to-date, we have grown the remaining business by 9% versus the year-ago period, and our initial outlook for FY’24 anticipates revenue growth of at least 30%.

“Our growth outlook is supported by the environmental benefits and costs savings delivered by our LED lighting solutions. We continue to advance large projects in our national accounts business as well as other maintenance and cross selling opportunities. We are also optimistic about our ESCO business where despite some softness in the recent quarter, we are developing a pipeline of significant opportunities rooted in the energy efficiency benefits of LED lighting and expect ESCOs to contribute meaningfully to growth in FY’24.

“We are also excited by the strong growth prospects in our new Voltrek EV charging solutions business which we purchased early in Q3’23. Voltrek is off to a strong start, having already nearly achieved the lower end of our $3-$5M revenue estimate for the second half of FY’23. We are now building out the sales and service infrastructure required to extend Voltrek’s reach across the US from its current focus in the northeast, and we have a growing base of initial dialogues with some of our larger national accounts. We believe EV charging solutions have the potential to become a significant revenue opportunity for Orion over the next few years.

“Overall, we are focused on helping our customers achieve their energy efficiency and sustainability goals with the highest levels of product and service quality, rooted in our customer for life commitment. From a financial standpoint, we believe Orion is well positioned to fund our operations and growth initiatives. We were operating cash flow positive in Q3 and expect Q4 will be our strongest revenue quarter of the year.”

Business Outlook

•
Orion expects continued sequential revenue growth in Q4’23 vs. Q3’23, which should be the strongest quarter of FY’23, likely exceeding Q4’22 revenue of $22.1M.
•
Correspondingly, full FY’23 revenue of $77M to $80M is expected.
•
Orion also expects FY’24 revenue growth of 30% or more over FY’23 and plans to provide more specific details about its FY’24 outlook when it reports its Q4 results.

Q3 Financial Results

Orion’s Q3’23 revenue was $20.3M compared to $30.7M in Q3’22. The current year has been impacted by an expected decrease in activity with our largest customer and delays in the activation of large Department of Defense and automotive industry projects.

Q3’23 gross profit percentage was 23.6% compared to 24.9% in Q3’22 and 25.3% in Q2’23. The sequential decline is primarily due to project mix and the impact of higher service volume which carries slightly lower margins.

Total operating expenses grew to $9.4M in Q3’23 from $6.3M in Q3’22, principally due to costs associated with the Voltrek acquisition, as well as G&A expenses for Voltrek and Stay-Lite Lighting, which were not owned in the prior-year period. Q3’23 includes a $1.5M accrual for the earnout associated with the Voltrek acquisition. If earned, the payment is expected to be made in mid-FY’24. Sequentially, operating expenses increased by approximately $2.0M, primarily related to acquisition costs and the addition of Voltrek G&A expenses in Q3’23.

Orion reported a Q3’23 net loss of ($24.1M), or ($0.75) per share, as compared to Q3’22 net income of $1.1M, or $0.04 per share. Q3’23 results include a $17.8M non-cash charge to establish a valuation allowance against the Company’s Deferred Tax Assets. The charge was required because Orion is expected to be in a 36-month cumulative taxable loss at the end of FY’23. Excluding the income tax charge, the Q3’23 loss was mainly attributable to the earnings flow through on lower revenues. Orion generated negative Adjusted EBITDA of ($1.6M) in Q3’23 versus Adjusted EBITDA of $2.1M in Q3’22. The recording of the tax charge does not change our view on Orion’s ability to offset future cash taxes with existing NOLs.

Balance Sheet

Orion ended Q3'23 with $24.5M in working capital, including net inventory of $19.3M. Orion had approximately $19.4M of liquidity at the close of Q3’23, including cash and cash equivalents of $8.1M and $11.3M available on its credit facility.

Webcast/Call Detail

Date / Time: Thursday, February 9th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BIe63a16fb26534dceae702e0b4e0e8895

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN.

Webcast / Replay: https://edge.media-server.com/mmc/p/r7rjujhn

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our ESG priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe,"

"could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) potential asset impairment charges and/or increases on our deferred tax asset reserve; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to achieve and sustain profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.govor at http://investor.oriones.com in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2022	March 31, 2022
Assets
Cash and cash equivalents	$8,142	$14,466
Accounts receivable, net	13,688	11,899
Revenue earned but not billed	3,107	2,421
Inventories, net	19,305	19,832
Prepaid expenses and other current assets	2,347	2,631
Total current assets	46,589	51,249
Property and equipment, net	10,679	11,466
Goodwill	1,425	350
Other intangible assets, net	6,184	2,404
Deferred tax assets	—	17,805
Other long-term assets	3,450	3,543
Total assets	$68,327	$86,817
Liabilities and Shareholders’ Equity
Accounts payable	$13,458	$9,855
Accrued expenses and other	8,415	8,427
Deferred revenue, current	174	76
Current maturities of long-term debt	16	16
Total current liabilities	22,063	18,374
Revolving credit facility	5,000	—
Long-term debt, less current maturities	7	19
Deferred revenue, long-term	507	564
Other long-term liabilities	2,597	2,760
Total liabilities	30,174	21,717
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at December 31, 2022 and March 31, 2022; no shares issued and outstanding at December 31, 2022 and March 31, 2022	—	—
Common stock, no par value: Shares authorized: 200,000,000 at December 31, 2022 and March 31, 2022; shares issued: 41,764,220 at December 31, 2022 and 40,570,909 at March 31, 2022; shares outstanding: 32,291,974 at December 31, 2022 and 31,097,872 at March 31, 2022	—	—
Additional paid-in capital	160,696	158,419
Treasury stock, common shares: 9,472,246 at December 31, 2022 and 9,473,037 at March 31, 2022	(36,238)	(36,239)
Retained deficit	(86,305)	(57,080)
Total shareholders’ equity	38,153	65,100
Total liabilities and shareholders’ equity	$68,327	$86,817

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Product revenue	$15,399	$22,203	$41,715	$78,260
Service revenue	4,889	8,511	14,039	24,065
Total revenue	20,288	30,714	55,754	102,325
Cost of product revenue	11,480	16,427	31,152	54,724
Cost of service revenue	4,027	6,646	11,832	18,942
Total cost of revenue	15,507	23,073	42,984	73,666
Gross profit	4,781	7,641	12,770	28,659
Operating expenses:
General and administrative	3,984	2,873	11,683	8,737
Acquisition related costs	1,993	178	2,340	178
Sales and marketing	2,983	2,862	8,521	8,794
Research and development	409	396	1,374	1,169
Total operating expenses	9,369	6,309	23,918	18,878
(Loss) income from operations	(4,588)	1,332	(11,148)	9,781
Other income (expense):
Other income	—	—	—	1
Interest expense	(64)	(26)	(97)	(59)
Amortization of debt issue costs	(16)	(15)	(47)	(46)
Total other expense	(80)	(41)	(144)	(104)
(Loss) income before income tax	(4,668)	1,291	(11,292)	9,677
Income tax expense	19,391	189	17,933	2,406
Net (loss) income	$(24,059)	$1,102	$(29,225)	$7,271
Basic net (loss) income per share attributable to common shareholders	$(0.75)	$0.04	$(0.93)	$0.23
Weighted-average common shares outstanding	32,047,755	31,084,710	31,510,547	30,992,475
Diluted net (loss) income per share	$(0.75)	$0.04	$(0.93)	$0.23
Weighted-average common shares and share equivalents outstanding	32,047,755	31,234,925	31,510,547	31,273,703

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2022	2021
Operating activities
Net (loss) income	$(29,225)	$7,271
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	974	936
Amortization of intangible assets	373	158
Stock-based compensation	1,435	591
Amortization of debt issue costs	47	46
Deferred income tax	17,804	2,340
Gain (loss) on sale of property and equipment	10	(77)
Provision for inventory reserves	407	426
Provision for bad debts	25	8
Other	150	30
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(431)	1,276
Revenue earned but not billed	(321)	(930)
Inventories	1,001	383
Prepaid expenses and other assets	565	(1,292)
Accounts payable	2,418	(5,231)
Accrued expenses and other	(566)	(3,651)
Deferred revenue, current and long-term	42	31
Net cash (used in) provided by operating activities	(5,292)	2,315
Investing activities
Cash to fund acquisition, net of cash received	(5,508)	(3,697)
Cash paid for investment	—	(500)
Purchases of property and equipment	(573)	(465)
Additions to patents and licenses	(9)	(8)
Proceeds from sale of property, plant and equipment	—	122
Net cash used in investing activities	(6,090)	(4,548)
Financing activities
Payment of long-term debt	(12)	(11)
Proceeds from revolving credit facility	5,000	—
Payments of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	(2)	(7)
Deferred financing costs	15	(4)
Proceeds from employee equity exercises	57	126
Net cash provided by financing activities	5,058	104
Net decrease in cash and cash equivalents	(6,324)	(2,129)
Cash and cash equivalents at beginning of period	14,466	19,393
Cash and cash equivalents at end of period	$8,142	$17,264

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net (loss) income	$(24,059)	$(2,331)	$(2,835)	$(1,180)	$1,102
Interest	64	16	17	21	26
Taxes	19,391	(643)	(815)	(247)	189
Depreciation	311	309	354	391	314
Amortization of intangible assets	269	52	52	69	45
Amortization of debt issue costs	16	16	15	16	15
EBITDA	(4,008)	(2,581)	(3,212)	(930)	1,691
Stock-based compensation	448	733	254	222	219
Acquisition related costs	1,993	333	14	334	178
Adjusted EBITDA	(1,567)	(1,515)	(2,944)	(374)	2,088